Exhibit 10.1

NETCAPTIAL, INC.

RESTRICTED STOCK Award NOTICE

(2023 Omnibus Equity Incentive Plan)

I am pleased to inform you that, in recognition of the role you play in the collective success of Netcapital, Inc., a Utah corporation (the “Company”), you have been granted a Restricted Stock award. This award is subject to the terms and conditions of the Netcapital, Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”), this Award Notice, and the following Restricted Stock Award Agreement. The details of this award are indicated below:

Participant:	_______________

Date of Grant:	________________, 2025

Number of Shares subject to this Restricted Stock Award (“Restricted Stock”):	_______________

Vesting Schedule:	The shares of Restricted Stock shall vest on March 15, 2027 (“Vesting Date”). The number of shares of Restricted Stock that will vest on the Vesting Date shall be determined based on the Company’s revenue (the “Revenue”), as determined under generally accepted accounting principles (GAAP), generated during the measuring period commencing on February 1, 2026 and ending on January 31, 2027 (the “Measuring Period”). In the event that the Revenue during the Measuring Period is below $900,000, none of the shares of Restricted Stock shall vest and one hundred percent (100%) of the shares of Restricted Stock shall be immediately forfeited as of the Vesting Date. In the event that the Revenue during the Measuring Period is at least equal to $1,500,000, one hundred percent (100%) of the shares of Restricted Stock shall vest as of the Vesting Date. In the event that the Revenue during the Measuring Period is between $900,000 and $1,500,000, the shares of Restricted Stock shall vest on a straight-line interpolated basis as of the Vesting Date. Any shares of Restricted Stock that do not vest as of the Vesting Date shall be immediately forfeited as of the Vesting Date. In the event that a Change in Control (as defined in the Plan) occurs prior to the Vesting Date, one hundred percent (100%) of the shares of Restricted Stock shall immediately vest on the closing date of such Change in Control, provided, Participant remains employed by or continues providing services to the Company through the closing date of such Change in Control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Notice to be executed as of the Date of Grant set forth above.

Netcapital, Inc.

By:
Name:
Title:

Acknowledged and agreed as of this [____] day of [____].

By:	[___]
Its:	[___]

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (together with the above award notice (the “Award Notice”), this “Agreement”) is made and entered into as of the date set forth on the Award Notice by and between the Company and the individual (the “Participant”) set forth on the Award Notice.

WHEREAS, pursuant to the Netcapital, Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interest of the Company to grant to the Participant an award of shares of Common Stock, of which is subject to certain vesting conditions (the “Restricted Stock”) as set forth in the Award Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”). This Award is an Exempt Award under the Plan by reason of being an award granted as an inducement grant pursuant to NASDAQ Listing Rule 5635(c).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Participant and the Company hereby agree as follows:

1. Acceptance of Agreement. Participant has reviewed all of the provisions of the Plan, the Award Notice and this Award. By accepting this Award, Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan, the Award Notice and this Agreement, and the applicable provisions contained in a written employment or service agreement (if any) between the Company or an affiliate and the Participant. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan, the Award Notice, this Agreement and, solely insofar as they relate to this Award, the applicable provisions contained in a written employment or service agreement (if any) between the Company or an Affiliate and the Participant. If Participant signs the Award Notice electronically, Participant’s electronic signature of the Award Notice shall have the same validity and effect as a signature affixed by hand.

2. Grant of Award. The Restricted Stock granted hereunder pursuant to Section 9 of the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For the purposes of this Agreement, “Termination” shall mean the termination of the employment or service of the Participant with the Company and all Affiliates thereof (including because of the Participant’s employer ceasing to be an Affiliate of the Company); and “Termination Date” shall mean the date of the Termination. For purposes of this Agreement, Termination will not occur when Participant goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when an approved leave described in this Section 2 ends, unless Participant immediately returns to active work. Participant shall not be entitled to receive dividends declared with respect to the number of shares of Common Stock covered by the Restricted Stock until such Restricted Stock has fully vested.

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3. Vesting.

3.1 Subject to the provisions of the Plan and Section 3.2 of this Agreement, and except as otherwise provided in a written employment or service agreement between the Company or an Affiliate and the Participant (if any), the shares of Restricted Stock shall vest based on the vesting schedule described in the Award Notice. If any shares of Restricted Stock do not vest on the Vesting Date, such shares of Restricted Stock shall be forfeited on such Vesting Date.

3.2 If the Participant experiences a Termination for any reason prior to the shares of Restricted Stock becoming vested, as of the Termination Date, the Participant shall forfeit any then unvested shares of Restricted Stock.

3.3 If Participant’s Termination occurs as a result of Termination by the Company for Cause, then all such shares of Restricted Stock held by Participant shall be automatically forfeited to the Company on the Termination Date, without any payment therefor (and without the need of the Company to exercise the Repurchase Option).

4. Transfer of Restricted Stock. The Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated (each, a “Transfer”). In addition, Participant shall not sell any shares of Restricted Stock issued pursuant to this Award (even following the vesting of such Restricted Stock) at a time when applicable laws, regulations, the Company’s bylaws or other internal documents, agreements or policies, or an underwriter’s trading policies prohibit such sale.

5. General.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah, without giving effect to principles of conflicts of law of Massachusetts or any other state.

5.2 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Participant was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3 No Continued Service Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its Subsidiaries, express or implied, to continue the service relationship with the Participant or contract for the Participant’s services, to restrict the Company’s or such Subsidiary’s right to discharge the Participant or cease contracting for the Participant’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any service agreement or contract for services which may exist between the Participant and the Company or any Affiliate.

5.4 Clawback Policy. Participant expressly acknowledges and agrees to be bound by any Company policy on recoupment of equity or other compensation, including the clawback provisions contained in Section 27 of the Plan.

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5.5 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for shares of Common Stock underlying Restricted Stock as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the shares of Common Stock underlying Restricted Stock on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.6 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.7 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.8 No Assignment. Except as otherwise provided in this Agreement, the Participant may not assign any of Participant’s rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

5.9 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.10 Equitable Relief. The Participant acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Participant agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.11 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Utah, and the Company and the Participant hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Participant and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Utah and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

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5.12 Taxes. By agreeing to this Agreement, the Participant represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. To the extent the Company is legally required to withhold any taxes in connection with the grant or vesting of shares of Restricted Stock, the Company shall be entitled to require a cash payment by or on behalf of the Participant as a condition of grant or vesting of any Restricted Stock and/or to deduct from the Restricted Stock or any cash payable with respect thereto or from other compensation payable to the Participant the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Stock.

5.13 Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement are exempt from Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith.

5.14 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.15 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.16 Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Participant’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Participant hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.17 Data Privacy. Participant agrees that all of Participant’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Participant’s participation in the Plan.

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5.18 Complete Agreement. The Award Notice, this Agreement, the Plan, and applicable provisions (if any) contained in a written employment agreement or service agreement between the Company or an Affiliate and the Participant constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.19 Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN THE PARTIES (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

5.20 Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

5.21 Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.22 Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under this Agreement without such Participant’s consent.

5.23 Section 280G. If there occurs a transaction that constitutes a “Change in Control” of the Company under Treas. Reg. Section 1.280G and, in the event that any payment or benefit received or to be received by Participant whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (all such payments and benefits being hereinafter referred to as the “Total Payments”) would not be deductible (in whole or part) by the Company as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), the portion of the Total Payments that do not constitute deferred compensation within the meaning of Section 409A of the Code shall first be reduced (if necessary, to zero), and all other Total Payments shall thereafter be reduced (if necessary, to zero); provided that no such reduction of Total Payments will occur if (i) the net amount of such Total Payments, as reduced pursuant to the foregoing (and after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is less than (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of excise tax imposed under Section 4999 of the Code to which Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

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Exhibit A

83(b) Election Form

In order to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, a statement similar to that below should be executed by the employee. Within thirty days after the restricted property has been transferred, one copy of this statement should be submitted to the employer and a second copy should be filed with the Internal Revenue Service Center with which the employee normally files his or her Federal income tax return.

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ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER: (TIN#)

IDENTIFICATION NO. OF SPOUSE: (SS#)

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: _______ shares of Restricted Stock (together, the “Restricted Stock”) of Netcapital, Inc. (the “Company”).

3. The date on which the property was transferred is: [___], [___].

4. The property is subject to the following restrictions:

The Restricted Stock may not be transferred and is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $[_____].1

6. The amount (if any) paid for such property is: $[___].

7. The amount to include in gross income is: $[___].2

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________, ________	_____________________________,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________, ________	______________________________,
Spouse of Taxpayer

1 Note to Draft: To enter FMV as of the date of the grant.

2 Note to Draft: To enter the equivalent of the FMV of a share * number of shares granted.